Exhibit 10.6

EX-10.6

Exhibit 10.6

SINGLE TENANT INDUSTRIAL TRIPLE NET LEASE

Effective Date: January 7, 2019
BASIC LEASE INFORMATION

Landlord:	CHRIN-CARSON DEVELOPMENT, LLC, a Delaware limited liability company
Landlord's Address For Notice:	c/o Carson Companies 100 Bayview Circle, Suite 3500 Newport Beach, CA 92660 Attn: Lease Administration
With a Copy To:	c/o Carson Companies 201 King of Prussia Road, Suite 650 Radnor, PA 19087 Attn: Managing Director
Landlord's Address For Payment of Rent:	ACH/Wire Payments: Bank Name: BB&T City/State: Beavertown, PA ABA#: [***] Account#: [***] Account Name: Chrin-Carson Development, LLC Check via US Mail: Chrin-Carson Development, LLC 100 Bayview Circle, Suite 3500 Newport Beach, CA 92660
Tenant:	Lulu's Fashion Lounge Holdings. Inc., a Delaware corporation
Tenant's Address For Notice and Tenant's Representative:	195 Humboldt Ave Chico, California 95928 Attn: General Counsel Telephone: [***] Email: legal@lulus.com
Project:	Chrin Lot 29
Land:	The parcel(s) of land upon which the Building and improvements are located and which comprise the property.
Building:	An industrial building located on the Land and containing approximately 258,232 rentable square feet, as specified and depicted in attached Exhibit A.
Premises	The Building, together with all loading and parking areas located on the Land, as generally shown in Exhibit A.
Premises Address: Street: City and State:	Chrin Lot 29 2505 Hollo Rd Palmer Township, PA 18045
Commencement Date:	February 1, 2019. Landlord to use commercially reasonable efforts to obtain an occupancy permit from Palmer Township no later than January 25, 2019. Tenant may have access to building as of January 15, 2019 to begin tenant improvements.

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EX-10.6

Expiration Date:	January 31, 2026
Term:	A period of approximately eighty-four (84) months beginning on the Commencement Date and ending on the last day of the eighty-fourth (84*) full calendar month after the Commencement Date.

Base Rent:

From:	To:	Base Rent (per month)
February 1, 2019	January 31, 2020	$128,040.00
February 1, 2020	January 31, 2021	$131,881.00
February 1, 2021	January 31, 2022	$135,838.00
February 1, 2022	January 31, 2023	$139,913.00
February 1, 2023	January 31, 2024	$144,110.00
February 1, 2024	January 31, 2025	$148,433.00
February 1, 2025	January 31, 2026	$152,887.00

Tenant's Share:	Building: 100% Project: 100%
Monies Due Upon Execution:	First Month's Base Rent: $128,040 Monthly Operating Expense Estimate: $13,094.00 Monthly Real Property Taxes Estimate: $25,178 Security Deposit. $500,000 Total Due Upon Execution: $666,312.00
Guarantor:	Lulu's Holdings L P.
Tenant's Broker:	Lee & Associates of Eastern Pennsylvania (Brian Knowles, John Hickey)
Permitted Uses:	General office, receiving, storage and distribution of consumer goods and apparel, and such other uses as may be allowed by applicable law. Landlord does not have the intimate knowledge of Tenant's operation to warrant the zoning for Tenant's use. Tenant's use shall he in accordance with applicable laws and regulations and subject to Section 1.2 and Section 12 below. Tenant shall be responsible for contacting the appropriate governmental agency(s) to confirm that the Premises is zoned for Tenant's use.

ADDENDA

1 Renewal Option

2. Tenant Improvement Allowance

3. Guaranty

EXHIBITS

A. Site Plan/Premises Depiction

B. Prohibited Uses

C. Rules and Regulations

D. Minimum HVAC System Service Contract Requirements

E. Requirements for Improvements or Alterations by Tenant

F. Form Estoppel Certificate

G. Move-Out Conditions

H. Storage and Use of Permitted Hazardous Materials

The Basic Lease Information set forth above and the Addenda, Exhibits and Schedules attached hereto are incorporated into and made a part of the following lease (the "Lease"). Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the provisions of the Lease shall control.

LANDLORD (/s/) AND TENANT (/s/) AGREE.
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EX-10.6 3/64 1. PREMISES/USE1.1 Premises .. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant the Premises Tenant has determined that the Premises are acceptable for Tenant’s use and Tenant acknowledges that, except as may be expressly set forth in this Lease, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. By taking possession of the Premises, Tenant accepts the Premises “AS-IS” and waives all claims of defect in the Premises, except as may be expressly set forth in this Lease, including, but not limited to, in Section 12 below. Notwithstanding the foregoing, Tenant shall have sixty (60) days from Commencement Date to identify defects in the Premises not caused by Tenant or Tenant’s agents, vendors, invitees or contractors, and notify Landlord thereof (email notification to be sufficient), which defects shall be corrected within a commercially reasonable time from notice. Tenant hereby acknowledges that the area of the Premises and the Building set forth in the Basic Lease Information is approximate only, and Tenant accepts and agrees to be bound by such figure for all purposes in this Lease. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. 1.2 Use .. The Premises shall be used only for the Permitted Uses and for no other uses without Landlord’s prior written consent. Landlord acknowledges that Tenant may use the Premises 24 hours a day, 7 days a week, 365 days a year subject to the terms of this Lease. Tenant shall use the Premises in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the ‘“ADA”), as any of the foregoing may be amended from time to time, all Environmental Laws (as defined in Section 12.1), and any covenants, conditions and restrictions, deed restrictions or notices, or other similar items encumbering the Land and/or the Project (“CC&Rs”) or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (“Applicable Laws”). Tenant shall be responsible for obtaining any zoning variance, permit, business license, or other variances, permits or licenses required by any governmental agency permitting Tenant’s use or occupancy of the Premises. Because compliance with the ADA is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation and, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to bring the Premises into compliance with ADA; provided, however, that notwithstanding the foregoing, Landlord represents that, as of the Delivery Date, the Premises shall be in compliance with ADA for general warehouse and office use. Landlord shall make any alterations, improvements or additions to the Premises required by Applicable Laws pursuant to any written order or directive of any applicable governmental authority and under the express condition that such alterations, improvements, or additions are not related to Tenant’s specific operations within the Premises, provided that the cost of any such compliance shall be (i) borne by Landlord with respect to any requirements which relate to 4

EX-10.6 4/64 compliance obligations which exist as of the date upon which Tenant is first provided with access to the Premises in accordance with the terms of this Lease, and (ii) borne by Tenant as an Operating Expense with respect to any requirements which relate to compliance obligations for any period from and after the date set forth in subclause (i) above. In the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at its sole cost and expense and in accordance with the terms of Section 10 herein. In no event shall the Premises be used for any of the prohibited uses set forth on Exhibit B attached hereto. Tenant shall comply with the rules and regulations attached hereto as Exhibit C, together with such additional rules and regulations as Landlord may from time to time reasonably prescribe for the Project (“Rules and Regulations”). Tenant shall not, and shall not permit any Tenant Party (as defined in Section 12.1) to unreasonably commit waste, overload the floors or structure of the Building (provided that Landlord has provided Tenant with written notice of such overloading requirements), subject the Premises or the Project to any use which would damage the same or which Tenant should reasonably expect to increase the risk of loss, violate, or invalidate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would unreasonably constitute a nuisance, take any action which wouldabrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that under no circumstances shall Tenant (i) perform any repair or maintenance to any trucks or other vehicles (collectively, “Vehicles”) in or on the Premises or on the Project, provided that Tenant may perform cosmetic repairs and minor repairs within the Building and, from time to time, perform oil changes, fuel flushes, and radiator flushes on such identified vehicles under the express condition that such repairs, oil changes, and flushes are performed (a) in the ordinary course of Tenant’s business, (b) in accordance with the Permitted Uses, the terms and conditions of this Lease (including, but not limited to, Section 12), the standards established by the National Fire Protection Association, and best practices for the prevention, minimization, detection, and mitigation of the release of any Hazardous Materials (as defined in Section 12.1) which may occur as a result of any such repairs, and (c) in full compliance with Applicable Laws, (ii) except as set forth in clause (i) above, allow any fluids to escape from any Vehicles while stored in or on the Premises, or (iii) idle or otherwise operate any Vehicles within the Building with the dock doors closed or for any period of time longer than necessary to move a Vehicle into and out of the Building or to verify that a Vehicle is operational. Tenant acknowledges and agrees that any adverse effect whatsoever that the Vehicles (or Tenant’s repair or operation of the same) may cause to the Premises, the Building, or the Project shall in no way be deemed “ordinary wear and tear” and Tenant shall be responsible, at its sole cost and expense, to repair and restore any such damage to the Premises, the Building, or the Project at the expiration or earlier termination of the Term in accordance with Section 18.9.2. 2. TERM. The Term of this Lease shall commence on the Commencement Date and this Lease shall continue in full force and effect for the period of time specified as the Term provided that if the last day of the Term would not otherwise be the last day of a calendar month, then the Term shall be extended to the last day of the calendar month. 5

EX-10.6 5/64 2.1 Commencement .. In the event the Term commences on a date other than the Commencement Date, Landlord and Tenant shall promptly execute a memorandum setting forth the actual date of commencement of the Term. Landlord shall use commercially reasonable efforts to perform the work described on Exhibits A.1, A.2, and A.3 (collectively, the “Plans and Specifications”), each attached hereto and made a part hereof in order to deliver the Premises on or before the Commencement Date (such date of delivery, the “Delivery Date”). If delivery of the Premises, including a valid occupancy permit (either a Temporary Certificate of Occupancy, a Certificate of Occupancy, or such other valid occupancy permit from Palmer Township that authorizes occupancy of the Premises) (hereinafter “Possession”) is not delivered to Tenant by Landlord substantially in accordance with the Plans and Specifications (absent any punchlist items) on or prior to the Commencement Date, the Expiration Date shall not be extended by the delayand the validity of this Lease shall not be impaired; provided, however, if Landlord fails to deliver Possession of the Premises to Tenant substantially in accordance with the Plans and Specifications (absent any punchlist items) on or prior to the date which is sixty (60) days following the Commencement Date for any reason other than delays caused by Tenant or Force Majeure (as may be extended on account of any delays caused by Tenant or Force Majeure, the “Damages Date”), Landlord shall pay to Tenant, in the form of a credit against Base Rent due and payable following the Delivery Date, a penalty equal to Base Rent payable for each day from and after the Damages Date until the Delivery Date; provided, however, any penalty incurred shall be deemed forfeited in the event this Lease is terminated pursuant to the following provisions of this Section 2. Notwithstanding the foregoing, if Landlord has not delivered Possession to Tenant within one hundred twenty (120) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Tenant may give written notice to Landlord of Tenant’s intention to cancel this Lease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) business days after delivery of said notice to Landlord. If Landlord delivers Possession to Tenant on or before such effective date, this Lease shall remain in full force and effect. If Landlord foils to deliver Possession to Tenant on or before such effective date, this Lease shall be canceled, in which case all consideration previously paid by Tenant to Landlord pursuant to this Lease shall be returned to Tenant, on account of such delay or cancellation. If Landlord permits Tenant to take Possession prior to the commencement of the Term, such early Possession shall not advance the Expiration Date and shall be subject to the provisions of this Lease, except for any rent abatement offered by Landlord.3. RENT3.1 Terms of Payment .. Tenant shall pay to Landlord, at Landlord’s Address for Payment of Rent designated in the Basic Lease Information (or such other address provided by Landlord from time to time), or as otherwise directed by Landlord, the Base Rent, Operating Expenses (as defined in Section 6.2) and Real Property Taxes (as defined in Section 5.1), without notice, demand, offset or deduction, in advance, no later than the first Business Day of each calendar month. All payments required to be paid by Tenant to Landlord shall be made by Tenant by check or by electronic fund transfer of immediately available federal funds before 11:00 a.m. Eastern Time. Upon the execution of this Lease, Tenant shall pay to Landlord the first (1st) full calendar month of Base Rent, the Security Deposit, and the first (1 st) monthly installment of Estimated Expenses (as defined in Section 7.1). If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder(“Additional Rent”), whether or not such sums are designated Additional Rent and, together with the Base Rent, shall be due and payable to Landlord 6

EX-10.6 6/64 commencing on the Commencement Date. The term “Rent” means the Base Rent and all Additional Rent payable hereunder. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If any monthly installment of Base Rent, Estimated Expenses or other sum due and payable under this Lease remains unpaid for more than five (5) business days beyond the date when due, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum, and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) ten percent (10%) per annum; or (ii) the maximum rate permitted by law (“Applicable Interest Rate”). The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at lawand shall not be construed as a penalty.3.2 Security Deposit .. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the full and faithful performance of each provision of this Lease to be performed by Tenant. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (as defined in Section 15.1), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. If any portion is so used, Tenant shall pay Landlord on demand and proof of expenses the amount that will restore the Security Deposit to its original amount. Except as required by Applicable Law, Tenant shall not be entitled to any interest on the Security Deposit and Landlord is not required to keep the Security Deposit separate from Landlord’s own funds. The Security Deposit shall be the property of Landlord, but any remaining balance thereof shall be paid to Tenant within thirty (30) days after Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall provide an itemized accounting of any portion of Security Deposit used by Landlord and not returned to Tenant. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Section 3.2; provided, however, that Landlord shall remain liable for the Security Deposit to the extent that Landlord does not actually transfer the Security Deposit to the transferee. Tenant hereby agrees not to look to any mortgagee for accountability for the Security Deposit, unless said sums have actually been received by such mortgagee as security for Tenant’s performance of this Lease. If at thirty-six (36) months into the Term, no Event of Default (as defined in Section 15.1) a) is continuing or b) occurred during the first 36 months of the Term and continued for more than ten (10) business days, and further assuming that Tenant is in full possession of the Premises and has neither sublet or assigned any portion of the Premises or Lease, as the case may be, then Tenant shall be entitled to a reduction of the Security Deposit by the amount of Two Hundred Fifty Thousand dollars ($250,000). As security for its obligations under this Lease, in lieu of cash. Lessee may deliver to Lessor an unconditional irrevocable letter of credit in a form and from a banking institution acceptable to Lessor in a face amount equal to Five Hundred Thousand dollars ($500,000.00) (the “Letter of Credit”). The Letter of Credit shall have a term not less than one year, and may be drawn upon by Lessor for any matter for which Lessor could otherwise apply the Security Deposit under this Lease, or for Lessee’s failure to replace the Letter of Credit with a new Letter of Credit not less 7

EX-10.6 7/64 than sixty days before expiration of the then-current Letter of Credit, Amounts drawn under the Letter of Credit shall be applied in accordance with the terms of this Lease governing the Security Deposit. If at any time Lessor draws upon the Letter of Credit Lessee shall immediately deposit with Lessor in cash an additional Security Deposit equal to the amount so drawn by Lessor4. UTILITIES. Tenant shall be responsible for and pay when due all charges for heat, water, gas, electricity, telephone, internet, telecommunications,and any other utilities used on or provided to the Premises, along with any taxes, penalties, and surcharges related thereto and any maintenance and facility charges in connection with the provisions of such utilities. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement; provided, however, if any such interruption or curtailment was caused by the gross negligence or willful misconduct of Landlord and such interruption materially interferes with Tenant’s use and occupancy of the Premises for more than five (5) continuous calendar days after Tenant has provided Landlord with written notice of such interruption or curtailment, then Tenant shall have the right to abate Base Rent payable with respect to the period of such interruption or curtailment following such five (5) continuous calendar day period until such time as the interruption or curtailment is remedied. Such abatement shall be in the proportion that such interference or curtailment bears to Tenant’s normal operations in the Premises, as reasonably determined by Landlord, and in no event shall Landlord be liable for damages or any other amounts or expenses attributable to such interruption or curtailment. 5. TAXES.5.1 Real Property Taxes .. Tenant shall pay to Landlord Tenant’s Share of all taxes, assessments, supplementary taxes, possessory interest taxes, levies, fees, exactions or charges and other governmental charges, together with any interest, charges, fees, and penalties in connection therewith, which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building, or any other improvements, fixtures, equipment, or other property located at or on the Land (collectively, “Real Property Taxes”) for each full or partial calendar year during the Term in accordance with the terms and provisions of Sections 6 and 7 below. Landlord may, but is not obligated to, contest by appropriate legal proceedings the amount, validity, or application of any Real Property Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord in advance on a monthly basis in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Real Property Taxes payable hereunder.5.2 Tenant’s Property Taxes .. Prior to delinquency, Tenant shall pay all taxes and assessments, together with any interest, charges, tees, and penalties in connection therewith, levied upon trade fixtures, alterations, additions, improvements, inventories, equipment, and other personal property located at, or installed at or on, the Premises by Tenant (the “Tenant’s Property Taxes”). Tenant shall, promptly upon the request of Landlord, provide Landlord with copies of receipts for payment of all Tenant’s Property Taxes. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay to Landlord, on demand, the amount thereof when invoiced by Landlord. 8

EX-10.6 8/64 6. OPERATING EXPENSES6.1 Operating Expenses .. Tenant shall pay to Landlord Tenant’s Share of Operating Expenses for each full or partial calendar year during the Term, as provided in Section 7 below. It is intended that this Lease be a “triple net lease” and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. To the extent the Building shares certain items or services with other buildings, including neighboring buildings or other buildings which comprise a complex, Landlord shall reasonably allocate items or services between such buildings and/or users.6.2 Definition of Operating Expenses .. “Operating Expenses” means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Building and/or the Land including, but not limited to: (1) repair, replacement, maintenance, utility costs, and landscaping of the exterior portions of the Premises, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including tree trimming), irrigation systems, fences and gates and other costs which are allocable to the Building and/or the Land; (2) non-structural maintenance and repair (but not replacement) of the roof (and roof membrane), skylights and exterior walls of the Premises (including exterior painting); (3) the costs relating to the insurance maintained by Landlord as described in Section 8.1 below, including, without limitation, Landlord’s cost of any deductible or self-insurance retention (which is currently 525,000; landlord to provide notice before changing this amount); (4) maintenance contracts for, and the repair and replacement of all heating, ventilation and air-conditioning (HVAC) systems, but only to the extent maintained by Landlord; (5) maintenance, repair, replacement, monitoring and operation of all mechanical, electrical and plumbing systems, but only to the extent maintained by Landlord; (6) maintenance, repair, replacement, monitoring and operation of the fire/life safety and sprinkler system (to the extent Landlord is obligated to do so pursuant to Section 9.2); (7) landscaping, trash removal, and snow removal; (8) capital improvements made to, or capital assets acquired for, the Building, the Project, or the Land after the Commencement Date that are (a) intended to reduce Operating Expenses, (h) are reasonably necessary for the health and safety of the occupants of the Building, or (c) are required under any governmental law or regulation, in each case which capital costs, or an allocable portion thereof, shall be amortized over the useful life of the improvement in accordance with GAAP, together with interest on the unamortized balance at eight percent (8%); (9) commercially reasonable reserves set aside for maintenance and repair; and (10) any other costs incurred by Landlord related to the Building and/or the Land including, but not limited to, paving, parking areas, roads, driveways, alleys, railroad facilities, heating and ventilation, systems, and other similar items. If Landlord determines that any item hereunder comprises a capital expense in accordance with generally accepted accounting principles (“GAAP”), then Landlord agrees to amortize such item over its useful life as reasonably determined by Landlord in accordance with GAAP. Operating Expenses shall also include 9

EX-10.6 9/64 assessments, association fees and all other costs assessed or charged under the CC&Rs, if any, that are attributable to the Land and/or the Building in connection with any property owners or maintenance association or operator. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay to Landlord a fee for the management of this Lease, the Premises, the Building and/or the Land including the cost of those services which are customarily performed by a property management services company, whether performed by Landlord or by an affiliate of Landlord or through an outside management company or any combination of the foregoing: provided, however, that such management fee shall not exceed three percent (3%) of the sum of Base Rent payable by Tenant pursuant to the terms of this Lease. Operating Expenses shall not include (i) replacement of or structural repairs to the roof, foundation, or the exterior walls, (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties, and actually received by Landlord, (iii) alterations solely attributable to tenants of the Project other than Tenant, (iv) marketing expenses for leasing at the Project, (v) any cost or expense associated with compliance with any laws, ordinances, rules or regulations regarding any condition existing in the Building or on the Land solely to the extent such condition existed prior to the Commencement Date, (vi) all costs associated with the maintenance of the business of the entity which constitutes “Landlord”, (vii) any costs of any services sold or provided exclusively to other tenants or occupants for which Landlord is entitled to be reimbursed by such other tenants or occupants as an additional charge or rental over and above the basic rent (and escalations thereof), (viii) legal costs for negotiating or enforcing any leases by other tenants or parties, and (ix) leasing commissions. Any Operating Expenses that are pursuant to contracts or are otherwise applicable to property other than the Project shall be allocated to Tenant based on Tenant’s reasonable pro rata share thereof. 7. ESTIMATED EXPENSES7.1 Payment .. “Estimated Expenses” for any particular year shall mean Landlord’s estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant’s Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (l/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and/or Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Share of therevised Estimated Expenses for such year.7.2 Controllable Operating Expenses .. Commencing with calendar year 2020, and each calendar year during the initial Term thereafter, Tenant’s share of Controllable Operating Expenses (hereinafter defined) shall not exceed Tenant’s share of the Controllable Operating Expense Cap (hereinafter defined) for such calendar year. As used herein, the term “Controllable Operating Expense Cap” for (A) the calendar year 2020 shall be the amount equal to one hundred five percent (105%) of the Controllable Operating Expenses for calendar year 2019 (subject to the Operating Expense Adjustment) and (B) each subsequent calendar thereafter shall be equal to one hundred five (105%) of the Controllable Operating Expenses incurred by Landlord in the immediately preceding calendar year. As used herein, the term “Controllable Operating Expenses” means all expenses defined as Operating Expenses in Section 6 above, except for those expenses beyond Landlord’s reasonable control, such as (but not limited to): (i) the cost of utilities, insurance, 10

EX-10.6 10/64 security costs, snow and ice removal and fuel oil; (ii) costs and expenses resulting from the imposition of Applicable Laws enacted or implemented after the Effective Date; (iii) costs and expenses resulting from a casualty or Act of God; (iv) assessments, association fees and all other costs assessed or charged under the CC&Rs; and (v) costs incurred for routine painting of the exterior of the Project (not to occur more than one (1) time every five (5) calendar years unless expressly agreed to by Tenant) and routine asphalt or parking lot repair, replacement and maintenance (collectively, “Non-Controllable Operating Expenses”). For the avoidance of doubt, there is no cap on Tenant’s obligation to pay Operating Expenses which are Non-Controllable Operating Expenses. In calculating the Controllable Operating Expenses Cap for calendar year 2020, the Controllable Operating Expenses for calendar year 2019 such year shall be adjusted to an amount equal to the expenses which would normally be expected to be incurred by Landlord had the Project been complete and 100% occupied by Tenant as of January 1, 2019, as reasonably determined by Landlord (the “Operating Expense Adjustment”).7.3 Adjustment .. “Operating Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant’s Share of Estimated Expenses, on the one hand, and Tenant’s Share of Operating Expenses and Real Property Taxes, collectively, on the other hand, for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant’s Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment (“Actual Statement”). If Tenant’s payments are less than Tenant’s Share, then Tenant shall pay the difference within thirty (30) days after receipt of such statement. Tenant’s obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant’s payments exceed Tenant’s Share, then Landlord shall credit such excess amount to the next due installment(s) of Rent; provided, however, that if Tenant is in default, Landlord may, in addition to the rights set forth in Section 15 herein and at its election, credit such amount to any past due Rent or sums owed to Landlord; and provided further, that if such credit is determined after the expiration date of the Term, then Landlord (provided Tenant owes no past due Rent or sums to Landlord) shall pay such amount to Tenant, and Landlord’s obligation to pay such amount shall survive the expiration or termination of this Lease.7.4 Audit Right .. In the event of any dispute as to the amount of Tenant’s Share of Operating Expenses and Real Property Taxes, Tenant may, by prior written notice (“Audit Notice”) given twenty (20) days following receipt of the Actual Statement (“Audit Period”), audit Landlord’s accounting records with respect to Operating Expenses and Real Property Taxes relative to the year to which such Actual Statement relates. The audit shall be conducted by, or an accounting firm engaged by, Tenant (billing hourly and not on a contingency fee basis) and shall be conducted at the office ofLandlord at which its records are kept or, at Landlord’s election, the office of Landlord’s property manager (if any). The audit shall be conducted at reasonable times during normal business hours. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the office of Landlord with originals of any materials supplied by Landlord. Tenant must pay Tenant’s Share of Operating Expenses and Real Property Taxes when due pursuant to the terms of this Lease and may not withhold payment of Operating Expenses, Real Property Taxes or any other rent pending results of the audit or during a dispute regarding Operating Expenses and Real Property Taxes. The audit must be completed within thirty 11

EX-10.6 11/64 (30)days of the date of Tenant’s Audit Notice and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant’s Audit Notice. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, the amount of such overcharge shall be deducted from the installments of Tenant’s Share of Operating Expenses and Real Property Taxes next becoming due. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge, Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute acommercially reasonable confidentiality agreement provided by Landlord.8. INSURANCE8.1 Landlord .. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, “all risk” or “special cause of loss form” coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and endorsements of such coverage as selected by Landlord, together with, at Landlord’s option, business interruption insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord’s cost of any self-insurance deductible or retention.8.2 Tenant .. Tenant shall, at Tenant’s expense, obtain and keep in force at all times the following insurance (and any other commercially reasonable form(s) of insurance Landlord may reasonably require from time to time) in the following coverage amounts, which coverage amounts Landlord may reasonably increase from time to time upon reasonable advance written notice to Tenant:8.2.1 Commercial General Liability Insurance (Occurrence Form) .. A policy of commercial general liability insurance (“CGL Policy”) (occurrence form) having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location (if Tenant has multiple locations) (and not more than Twenty-Five Thousand Dollars ($25,000) self-insured retention/deductible) and an umbrella liability policy or excess liability policy having a limit of not less than Five Million Dollars ($5,000,000) (which policy shall be in “following form” and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance), providing blanket contractual liability for contracts, premises and operations, products/completed operations, and with an “Additional Insured Endorsement”. The CGL Policy shall delete the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable. The CGL shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease to the extent insurable; 12

EX-10.6 12/64 8.2.2 Automobile Liability Insurance .. Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;8.2.3 Workers’ Compensation and Employer’s Liability Insurance .. Workers’ compensation insurance having limits not less than thoserequired by applicable statutes, and covering all persons employed by Tenant, including volunteers, in the conduct of its operations on the Premises, together with employer’s liability insurance coverage in the amount of at least One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) each employee for bodily injury by disease; and One Million Dollars ($1,000,000) policy limit for bodily injury by disease;8.2.4 Property Insurance .. “All risk” or “special cause of loss form” property insurance including coverage for vandalism, malicious mischief, sprinkler leakage and, if applicable, boiler and machinery comprehensive form, insuring (1) Tenant’s fixtures, furniture, equipment (including electronic data processing equipment, if applicable), merchandise, inventory, and all other personal property and other contents contained within the Premises, including Tenant’s Trade Fixtures and Alterations (collectively “Tenant’s Property”), and (2) the Alterations (as defined in Section 10.1) (including Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party). Such insurance shall be written on all risk or special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year. Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Tenant-insured improvements.8.3 General8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in thestate in which the Premises are located and having a “Financial Strength Rating” of at least “A-; VIII” (or such higher rating as may be required by a lender having a lien on the Premises) as determined by A.M. Best Company. 8.3.2 Certificates of Insurance .. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of ACORD 28 (Evidence of Property Insurance) and ACORD 25 (Certificate of Liability Insurance) (or in a form acceptable to Landlord in its sole discretion), no later than seven (7) days after the Effective Date of this Lease (but in any event prior to any entry onto the Premises by Tenant or any employee, agent or contractor of Tenant, if such entry is any earlier than such seven (7)-day period). Tenant shall, prior to expiration of any required coverage, furnish Landlord with certificates of renewal or “binders” thereof. Each policy shall expressly provide that such policies shall not be cancelable except after thirty (30) days prior written notice to the parties named as additional insureds in this 13

EX-10.6 13/64 Lease (except in the ease of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in Section 8.2 have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys’ fees and expenses) resulting from said failure.8.3.3 Additional Insureds; Primary Coverage .. Landlord, Landlord’s lender, if any, and any property management company of Landlord for the Premises shall be named as additional insureds (“Additional Insureds”) under Insurance Services Office (“ISO”) endorsement CG 2010 or equivalent under all of the policies required by Sections 8.2.1 and such endorsement shall be included with the certificates to be provided to Landlord pursuant to Section 8.3.2 above. The policies carried or required to be carried by Tenant pursuant to Sections 8.2.1 shall provide for severability of interest and shall be primary as respects the Additional Insureds, and any insurance maintained by the Additional Insureds shall be excess and non-contributing. Landlord is to be insured as its interests may appear and is to be designated as a loss payee on the insurance required to be maintained by Tenant pursuant to Section 8.2.4. 8.3.4 Limits of Insurance .. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease, except as expressly provided in Section 8.3.5 below. 8.3.5 Mutual Waiver of Subrogation .. Whenever (1) any loss, cost, damage or expense is incurred by either Landlord or Tenant or by anyone claiming by, through or under Landlord or Tenant in connection with the Premises, and (2) such party is covered in whole or in part by property or business interruption insurance (or would have been covered but for such party’s failure to maintain the property or business interruption coverage required in this Section 8; or would have been covered but for such party’s election to self-insure as expressly permitted hereunder, if applicable) with respect to such loss, cost, damage or expense, then the party so insured (or so required) hereby waives (on its own behalf and on behalf of its insured) any claims against and releases the party from any liability said other party may have on account of such loss, cost, damage or expense. All insurance which is carried by either party to insure against damage or loss to property shall include provisions denying to each respective insurer rights ofsubrogation and recovery against the other party.8.3.6 Notification of Incidents .. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises or the Project which could give rise to a claim under any of the insurance policies required under this Section 8. 8.4 Indemnity .. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and all of Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, investors, investment manager, trustees, lenders, agents, contractors, and representatives, and each of their respective successors and assigns (individually and collectively, “Landlord Indemnitees”) from 14

EX-10.6 14/64 and against any and all third-party claims, demands, judgments, settlements, causes of action, damages, penalties, fines, encumbrances, liens, liabilities, taxes, costs, losses, and expenses, including all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time after the execution hereof, during the Term, or after the Term as a result (directly or indirectly) of or in connection with (1) any default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (2) Tenant’s use of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises or other portions of the Project, except to the extent caused by Landlord’s or Landlord’s employees or agents’ gross negligence or willful misconduct. Landlord shall indemnity, protect, defend and hold harmless Tenant from and against any and all third-party claims, demands, judgments, settlements, causes of action, damages, penalties, fines, encumbrances, liens, liabilities, taxes, costs, losses, and expenses, including all costs, reasonable attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time after the execution hereof, during the Term, or after the Term as a result (directly or indirectly) of or in connection with (1) any injury or damage caused by the gross negligence or willful misconduct of Landlord or any Landlord Party in or about the Premises or other portions of the Project, except to the extent caused by Tenant’s or Tenant’s employees or agents’ negligence or misconduct. The obligations under this Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.8.5 Exemption of Landlord from Liability .. Except as otherwise provided in this Lease, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant’s property including, but not limited to, Tenant’s Property and all Alterations in, upon or about the Premises, the Land or other portions of the Project arising from any cause, whether such damage is caused by fire, steam, electricity, gas, water or rain; or from the breakage, leakage or other defects of sprinklers, wires, appliances, ventilation, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether said damage, results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage or the means of repairing the same is inaccessible to Tenant; and Tenant hereby expressly releases Landlord and waives all claims in respect thereof against Landlord; provided, however, subject to the indemnities provided above in this Article 8, the foregoing release and waiver shall not apply to the extent such claims are caused by Landlord’s gross negligence or willful misconduct. Further, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of illness or injury to persons in, upon or about the Premises, the Land or other portions of the Project arising from any cause; and Tenant hereby expressly releases Landlord and waives all claims in respect thereof against Landlord; provided, however, the foregoing release and waiver shall not apply to the extent such claims are caused by Landlord’s gross negligence or willful misconduct. Notwithstanding any provision to the contrary in this Lease, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom under any circumstances. Without limiting the generality of the foregoing, Landlord shall not be liable for any damages arising from any act, omission, or neglect of any contractor hired by Tenant. 15

EX-10.6 15/64 9. REPAIRS AND MAINTENANCE9.1 Tenant. 9.1.1 Except for those portions of the Premises that Landlord is required to maintain pursuant to Section 9 2 below, Tenant, at Tenant’s sole cost and expense, shall keep and maintain all parts of the Premises, including the interior and exterior of the Premises, in good, clean and safe order, condition and repair, including replacement (as necessary), including, without limitation, the following: loading docks, roll up doors and ramps; floors, subfloors and floor coverings; walls and wall coverings (excluding painting of exterior walls); doors, door frames, locks and other locking devices, windows, glass and plate glass; ceilings, skylights, and lighting systems; all plumbing, electrical and mechanical equipment and systems inside orexclusively serving the Premises; all heating, ventilating and air conditioning equipment and systems inside, outside, or exclusively serving the Premises (subject to Landlord’s rights described below); all fixtures installed by or for Tenant at the Premises; and wiring, appliances and devices using or containing refrigerants, or otherwise attached to or part of Tenant’s trade-fixtures and/or equipment. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense, (i) immediately replace all broken glass in the Premises with glass aesthetically satisfactory to Landlord, which glass shall be equal to or in excess of the specification and quality of the original glass, and (ii) repair any area damaged by Tenant or any Tenant Party, including any damage caused by any roof or roof membrane penetration, whether or not such penetration was approved by Landlord. All repairs and replacements by Tenant shall be made and performed: (1) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (2) by contractors or mechanics approved by Landlord, (3) so that, with respect to any repair, such repair shall bring the repaired item into the same or better condition than that which existed as of the date upon which Tenant is first provided with access to the Premises in accordance with the terms of this Lease and, with respect to any replacement (whether in part or in whole), new parts, equipment, items, or materials that are at least equal in quality, value, and utility to the original parts, equipment, items, or materials are installed, (4) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Project, and (5) in accordance with the Rules and Regulations and all Applicable Laws. 9.1.2 Tenant shall enter into a regularly scheduled preventive maintenance/service contract (“Service Contract”) with a maintenance contractor reasonably acceptable to Landlord for servicing all heating, ventilation, and air conditioning systems and equipment inside, outside, or exclusively serving the Premises (collectively, the “HVAC System”). The Service Contract shall require the maintenance contractor to complete the minimum service requirements set forth on Exhibit E attached hereto. Tenant shall deliver full and complete copies of the Service Contract to Landlord within one hundred twenty (120) days after the Commencement Date. Notwithstanding the foregoing, Landlord may elect to maintain the Service Contract respecting the HVAC System, in which case Tenant shall reimburse Landlord within thirty (30) days after Landlord’s demand for the cost of the Service Contract and for any payments due in connection therewith. Tenant, in all cases, shall promptly undertake and complete the repairs and/or replacements recommended by such maintenance contractor during the Term of this Lease. 16

EX-10.6 16/64 9.1.3 In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under this Lease, which failure is not cured within thirty (30) days following delivery of written notice to Tenant stating the nature of the failure, or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord equal to five percent (5%) of the costs of maintenance, repairs or refurbishing); provided, however, that such thirty (30) day period shall automatically be extended if Tenant has made diligent efforts to cure such failure within the thirty (30) day period and thereafter proceeds continuously and diligently to cure such failure within a commercially reasonable time not to exceed sixty (60) days in total from the date Landlord delivers written notice to Tenant stating the nature of the failure (or such longer period as Landlord may permit in its sole discretion). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, andshall use certified technicians to perform such maintenance and repairs, as so required.9.2 Landlord .. Landlord shall, subject to the following limitations, repair damage to structural portions of the roof, foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building; provided, if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant’s sole expense. Except as otherwise set forth herein, Landlord may, at Tenant’s expense as an Operating Expense as provided in Section 6.2, maintain, repair and replace those portions of the Building and/or the Land described in Section 6.2(1) through (10); provided, Landlord shall maintain, repair and replace (as needed) the exterior facade of the Premises (including painting, but expressly excluding any door, door frames, locks, windows, glass and plate glass), the roof and roof membrane, the parking lot (including snow and ice removal in accordance with commercially reasonable standards), the landscaping and any related storm water management pond, and fire suppression systems (and any maintenance contracts thereto, including, without limitation, any maintenance contracts maintained by Landlord in connection with the roof), all of which shall be subject to reimbursement as Operating Expenses pursuant to Section 6.2. Landlord shall not be required to make any repair resulting from (1) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, use or operation of Tenant’s property, fixtures and equipment, (3) the moving of Tenant’s property in or out of the Building or in and about the Premises, (4) Tenant’s use or occupancy of the Premises in violation of this Lease, (5) the acts or omissions of Tenant or any Tenant Party, (6) fire and other casualty, except as provided by Section 13 of this Lease, or (7) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Except as expressly set forth in Section 13, there shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for any speculative, consequential, special, indirect, incidental or other similar types of damages or any loss of income that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. In the event urgent or emergency repairs are necessary to be made in order to avoid further and continuing damage to the Premises, and if after proper written notice (email is acceptable) has been made by Tenant to Landlord describing the nature of the repair and the emergency, and Landlord notifies Tenant that it is unable to perform such emergency repair within a commercially reasonable time, or fails to respond to Tenant’s notice, then Tenant may proceed to commence and make such emergency repair with a licensed professional contractor, and Tenant shall receive reimbursement from Landlord for the actual cost thereof (provided the cost is commercially reasonable) within thirty (30) days of providing proof of payment and applicable lien releases. 17

EX-10.6 17/64 10. ALTERATIONS10.1 Trade Fixtures; Alterations .. Subject to limitations set forth in this Lease, Tenant may install reasonably necessary trade fixtures, equipment, cabling/wiring, and furniture (“Tenant’s Trade Fixtures”) in the Premises, provided that all such installations and/or work is done in compliance with Exhibit F and such items are installed and are removable without structural or material damage to the Premises. Tenant shall not construct, or allow to be constructed, any alterations, physical additions, improvements, or partitions in, about, or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant’s compliance with the provisions of Exhibit F and any other reasonable applicable requirements of Landlord regarding construction of improvements and alterations, but which consent shall not unreasonably be withheld or delayed, with the exception that Landlord may withhold consent in its sole discretion for any proposed alteration or improvement that impacts the roof, roof membrane, electrical, mechanical, plumbing or other structural elements of the Building. Notwithstanding the foregoing, provided that Tenant complies with Sections 2 and 3 (to the extent such project requires a building permit), 4(a), 6, 10, 11, and 12 of Exhibit F, Tenant shall have the right, at its sole cost and expense, without Landlord’s consent, to make any non-structural Alteration to the Premises that costs (in the aggregate for all materials, equipment, and contractors performing work in connection therewith) less than $25,000.00 (the “Permitted Non-Structural Alterations”); provided, that (a) Tenant shall provide Landlord with ten (10) Business Days prior written notice of the commencement of any such alteration which requires a building permit, (b) such alteration shall not diminish the quality, the useful life or the operating capacity of the Building’s electrical, mechanical, HVAC systems or any other structural part of the Building or the Premises, (c) such alteration shall not decrease the value of the Premises or the Building, (d) such alteration shall not require any floor, roof, or exterior wall penetrations or interior wall penetrations that are structural, (e) such alteration shall be performed in a workmanlike manner and in accordance with all Applicable Laws, and (f) upon completion of any such alteration, if prepared by Tenant, Tenant shall provide Landlord with a copy of Tenant’s “as-built” plans for such alteration. If Landlord does not respond to a written request from Tenant made in accordance with Exhibit F within ten (10) Business Days, then Landlord shall be deemed to approve such request. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. 10.2 Damage; Removal .. Tenant shall repair and be responsible for all damage to the Premises, the Building or the Project caused by the installation or removal of Tenant’s Property. Upon the expiration or earlier termination of this Lease, Tenant shall remove any or all Tenant’s Property made or installed by, or on behalf of, Tenant and restore the Premises to the condition required pursuant to Section 18.9.2 herein; provided, however, Landlord has the absolute right to require Tenant to retain, preserve, and/or leave in place all or any portion of such Alterations 18

EX-10.6 18/64 designated by Landlord, in which event such items shall be and become the property of Landlord upon the expiration or earlier termination of this Lease. Should Tenant make any Alterations without the prior written approval of Landlord, Landlord may require that Tenant remove any or all of such Alterations and repair any damage to the Premises or the Project resulting from the installation and/or removal of such Alterations at any time and from time to time. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to thePremises or the Project whatsoever.10.3 Liens .. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building, the Land, and or the Project. Tenant shall promptly pay and discharge all invoices and claims for labor performed, supplies furnished and services rendered for or at the request of Tenant and shall keep the Premises free of all mechanics’, materialmen’s, or other similar liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall bond off or cause such lien to be released and removed within twenty (20) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall promptly pay Landlord such amounts expended by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, together with interest thereon at the Applicable Interest Rate from the date of expenditure. 10.4 Standard of Work .. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with the provisions of Exhibit F, all Applicable Laws, and Tenant and Landlord’s insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require changes in the method or quality of the work. 11. LANDLORD’S RIGHTS .. Landlord reserves the right to enter the Premises for any reason upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant’s use of the Premises, the parking area, curb cuts and/or access to the Premises without reasonable substitution, replacement, or accommodation; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building (including within the Premises); install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as wells as grant any lease, license or use rights to third parties and to utilize the foregoing easements or licenses on the Land and/or the Project; dedicate for public use portions of the Land and/or the Project to the extent such dedication does not materially and adversely affect Tenant’s occupancy or use of the Premises for the Permitted Use or access thereto; and enter into and/or record covenants, conditions and restrictions affecting the Land and/or the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building and/or the Project; affix reasonable signs and displays on the Building and/or the Land; show the Premises, the Building, and/or the Project to prospective 19

EX-10.6 19/64 purchasers and investors, ground lessees, and existing and prospective lenders; and, during the last nine (9) months of the Term, place signs for the rental of, and show the Premises to prospective tenants. Landlord agrees to use commercially reasonable efforts not to unreasonably interfere with Tenant’s operations at the Premises in connection with the exercise of its rights to enter the Premises pursuant to the terms of this Section 11. Notwithstanding anything to the contrary set forth in this Section 11, except (i) in the event of an emergency, (ii) to the extent requested by Tenant, or (iii) in conjunction with any scheduled maintenance programs, Landlord shall use commercially reasonable efforts to provide Tenant with at least twenty-four (24) hours’ prior verbal or written notice of Landlord’s entry into the Premises. Notwithstanding the foregoing, Landlord shall be permitted to lease the roof to a third-party in order to install solar panels thereon provided that such use does not interfere with Tenant’s operations within thePremises or at the Project in any manner.12. ENVIRONMENTAL MATTERS 12.1 Hazardous Materials. Tenant shall not cause, permit, or allow any of Tenant’s or Tenant’s affiliates’ employees, agents, customers, visitors, invitees, licensees, contractors, assignees, or subtenants (individually, a “Tenant Party” and collectively, “Tenant’s Parties”) to cause or permit, any Hazardous Materials (as defined herein) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under, or about the Premises or the Project, except for amounts of office and janitorial supplies in usual and customary quantities for the reasonable use of the Premises for general office and reasonable building operation purposes or in connection with the Permitted Hazardous Materials as set forth on Exhibit I attached hereto, in each case as subject to the requirement to store, use, and dispose of all of the foregoing in a safe and reasonable manner and in accordance with all applicable Environmental Laws. As used herein, the term “Environmental Laws” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Laws, asbestos, petroleum, including crude oil or any fraction or derivative thereof, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and explosives, flammables, or radioactive substances of any kind. As defined in Environmental Laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Tenant shall cause Tenant and the Tenant Parties to comply with all Environmental Laws and shall not allow or permit the Land or the Building to become contaminated with any Hazardous Materials. Tenant shall immediately give Landlord a copy of any statement, report, notice, registration, application, permit, license, claim, action, or proceeding given to, or received from, any governmental authority or private party, or persons occupying the Premises concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Materials or contamination in, on, or about the Premises or the improvements or the soil or groundwater thereunder. At alltimes with reasonable notice (except in the event of an 20

EX-10.6 20/64 emergency), Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any Environmental Condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant’s or any Tenant Party’s occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase “Environmental Condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors that is in violation of any Environmental Law. In the event of the existence of any such Environmental Condition, Tenant shall promptly notify both the property manager and the Landlord and shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to Landlord of performing work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord’s bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be. 12.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and each Indemnitee from and against any and all claims, demands, judgments, settlements, causes of action, damages, penalties, fines, encumbrances, liens taxes, costs, liabilities, losses and expenses (including, all costs, attorneys’ fees, expenses, and court costs) arising at any time from and after the date of execution hereof as a result (directly or indirectly) of or in connection with (1) Tenant’s and/or any Tenant Party’s breach of this Section 12 or any Environmental Law, or (2) an Environmental Condition and/or the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities, or failure to act, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required, desirable, or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required, desirable, or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Landlord does and hereby agrees to indemnify Tenant harmless of, from and against all claims, actions, liens, demands, costs, damages, punitive damages, expenses, fines and judgments (including reasonable legal costs and attorney’s fees) resulting from or arising by reason of (1) any Hazardous Materials existing on the Premises or the Land prior to the Delivery Date, except to the extent, if any, that the same were introduced (or worsened) by Tenant (or by Tenant’s agents, employees or contractors); provided, however, the mere discovery by Tenant of existing Hazardous Materials at or near the Premises shall not be deemed to be an introduction (or worsening) by Tenant (or by Tenant’s agents, employees or contractors), and Tenant shall have no liability or obligation therefor, and/or (2) Landlord’s violation of any Environmental Laws in, on or about the Project. Tenant’s and Landlord’s obligations pursuant to the foregoing indemnities shall survive the expiration or termination of this Lease.12.3 Mold Prevention .. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms, and around outside walls) for mold prevention. Tenant agrees to notify Landlord promptly if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention in the Premises are integral to its Lease obligations. 21

EX-10.6 21/64 13. DAMAGE AND DESTRUCTION .. If at any time during the Term the Premises are damaged by a fire or other casualty such that Tenant may not continue operations in the Building, Landlord shall notify Tenant within sixty (60) days after Landlord becomes aware of such damage as to the amount of time Landlord reasonably estimates it will take to materially restore the Premises. If the restoration time is estimated to exceed nine (9) months from the issuance of all permits, subject to extensions for Force Majeure (as defined in Section 18.11), Landlord may elect to terminate this Lease within ninety (90) days after Landlord becomes aware of such damage and if such restoration period is greater than twelve (12) months from the issuance of all permits, then Tenant may, as its sole remedy, terminate this Lease on or before thirty (30) days after receipt of Landlord’s notice describing the estimated restoration time that is greater than twelve (12) months. If neither party elects to terminate this Lease as provided above or if Landlord estimates that restoration will take nine (9) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly commence to materially restore the Premises, excluding the improvements installed by, of on behalf of, Tenant, subject to delays arising from the collection of insurance proceeds, Force Majeure events, and any Tenant caused delay. If this Lease is not terminated by Landlord or Tenant in accordance with this section, Tenant shall be responsible for and shall pay to Landlord Tenant’s Share of any deductible or retention amount payable under the property insurance for the Building following any such casualty. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than three (3) months to repair such damage, Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the dale of such casualty event until the date Landlord tenders possession of the Premises (or the affected portion thereof) back to Tenant as repaired or restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate this Lease by reason of damage or casualty loss. 14. CONDEMNATION .. If any part of the Premises, the Building, or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking could be reasonably expected to materially interfere with or impair Landlord’s ownership or operation of the Project (as determined by Landlord), then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises or the Building shall be Taken and such condemnation does not materially impair Tenant’s ability to use the Premises for Tenant’s business, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Term shall be reasonably reduced to account for such Taking under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, 22

EX-10.6 22/64 and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, damage to Tenant’s Trade Fixtures, or the value of Tenant’s leasehold interest, if any. 15. DEFAULT 15.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord’s option, constitute an “Event of Default”:15.1.1 Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) business days from the date such payment was due. 15.1.2 Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively, a “Proceeding for Relief”); (3) become the subject of any Proceeding for Relief which is not dismissed within ninety (90) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is acorporation, partnership or other entity).15.1.3 Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall bereduced or materially changed, except, in each case, as permitted in this Lease. 15.1.4 Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (1) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (2) ensure that the Premises are secured and not subject to vandalism, (3) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect, and (4) satisfy such other requirements as Landlord may require. During any such period of vacation, Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.15.1.5 Tenant shall attempt or there shall occur any Transfer (as hereinafter defined) except as otherwise permitted in this Lease. 15.1.6 Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within fifteen (15) days after any such lien or encumbrance is filed against the Premises. 23

EX-10.6 23/64 15.1.7 Tenant shall fail to comply with any provision of this Lease, including those specifically referred to in this Section 15.1, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided that, so long as Tenant has commenced pursuit of a cure within such initial thirty (30) day period, Tenant shall have an additional period of up to ninety (90) days to pursue a cure to such default if such default is of a nature that it cannot be cured within a 30-day periodand Tenant is diligently pursuing such a cure. 15.2 Landlord’s Remedies. 15.2.1 Upon notice of an Event of Default and a failure by Tenant to cure beyond any applicable notice and cure periods as set forth in Section 15.1 and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (1) terminate this Lease or Tenant’s right of possession (but Tenant shall remain liable as hereinafter provided), (2) cure such default at Tenant’s sole expense, and/or (3) pursue any other remedies at law or in equity. No right or remedy conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing byagreement, Applicable Law, or in equity.15.2.2 If Landlord terminates this Lease, Landlord may recover from Tenant the sum of all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the ninety (90)-day U.S.Treasury bill rate at the date of such termination. Landlord shall have a duty to mitigate damages by making commercially reasonable efforts to relet the Premises.15.2.3 If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord shall have a duty to mitigate damages by makingcommercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized, at Tenant’s sole cost and expense, to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at 24

EX-10.6 24/64 the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom) to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach 15.2.4 If Landlord elects to cure such default by Tenant, Landlord may, at Landlord’s option, enter into and upon the Premises and correct the same without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to pay Landlord an amount equal to one hundred five (105%) of any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease. 15.2.5 Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant andLandlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one (1) or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or“re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). 25

EX-10.6 25/64 15.2.6 When this Lease and the Term or any extension thereof shall have been terminated on account of any Event of Default by Tenant, upon an additional five (5) Business Day notice and cure period provided by Landlord to Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery ofpossession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same Event of Default and upon any subsequent Event(s) of Default or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. Initials on behalf of Tenant: /s/15.2.7 The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises. 15.2.8 TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION.Initials on behalf of Tenant: /s/15.2.9 Defaults by Landlord .. If Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence to cure such default after written notice thereof from Tenant and thereafter diligently pursue such cure to completion, said failure shall constitute a default by Landlord under this Lease. Tenant shall have all available rights at law or at equity in the event of a default by Landlord hereunder. 16. ASSIGNMENT AND SUBLETTING16.1 Assignment and Subletting .. Tenant shall not assign, sublet, license, or otherwise transfer (“Transfer”), whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord’s prior written approval, which shall not be unreasonably withheld or conditioned; provided, however, Tenant agrees it shall be reasonable for Landlord to 26

EX-10.6 26/64 disapprove of a requested Transfer if (a) the financial condition of the proposed subtenant, assignee, or transferee is not satisfactory to Landlord, provided, however, that if the financial condition of the proposed subtenant, assigning, or transferee is materially the same as or better than Tenant’s financial condition as of the Effective Date, such financial condition shall be deemed satisfactory, (b) the subtenant, assignee, or transferee desires to change the use within the Premises to a use materially different from the Permitted Uses, or (c) the subtenant, assignee, or transferee is a governmental or quasi-governmental party or any party by whom any suit or action could be defended on the ground of sovereign immunity or diplomatic immunity. Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant, without Landlord’s approval written or otherwise, but with written notice to Landlord by Tenant, shall have the absolute right to assign, sublease or otherwise transfer all or a portion of its interest in this Lease to (i) a parent or operating subsidiary of Tenant, (ii) a subsidiary of Tenant’s parent, (iii) a corporation or other entity with which Tenant may merge, or (iv) to any entity to whom Tenant sells all or substantially all of its assets, so long as such assignee or sublessee entity, after the transaction is effected, has a tangible net worth (excluding goodwill) equal to or greater than the greater of the net worth of Tenant or Guarantor as of the Effective Date of this Lease, and provided such assignee or sublessee’s use of the Premises is consistent with the Permitted Use. If Tenant desires to undertake a Transfer, Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant, or transferee, at least forty-five (45) days prior to the anticipated effective date of the Transfer. Tenant shall pay Landlord’s reasonable attorneys’ and financial consultant’s fees incurred in the review of such documentation whether or not a Transfer is consummated or approval is granted. Landlord shall have a period of thirty (30) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord’s approval or disapproval of the proposed Transfer, if Landlord fails to notify Tenant in writing of such election. Landlord shall be deemed to have approved such Transfer. This Lease may not be assigned byoperation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. In the event of any Transfer hereunder (including any Transfer permitted without Landlord’s consent, Tenant and Guarantor shall remain fully-liable under the terms of this Lease. 16.2 If consent to a Transfer is required by Tenant and such Transfer is for substantially the remainder of the Term, Landlord may, at its option, terminate this Lease (or in the case of a partial sublease, terminate this Lease with respect to the portion of the Premises proposed to be subject to the sublease) by giving written notice to Tenant within such thirty (30) day review period set forth in the preceding subsection; provided, however, if Landlord elects to terminate this Lease as provided in this paragraph, Tenant shall have the right to rescind the request to Transfer by providing Landlord written notice of such rescission within ten (10) days after Tenant’s receipt of Landlord’s notice of termination, in which event the notice of termination shall be null and void for such proposed Transfer. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in the case of a sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord sixty percent (60%) of the difference between each such payment of rent or other consideration and the Rent required hereunder, after Tenant’s recovery of its actual and reasonable attorney’s fees, brokerage commissions and improvement allowances or improvement costs incurred directly in connection with such assignment or subletting. Tenant shall continue to be liable as a principal 27

EX-10.6 27/64 and not as a guarantor or surety to the same extent as though no assignment had been made. No permitted assignment shall be effective until there has been delivered to Landlord a counterpart of the assignment instrument in which the assignee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all of the terms and provisions of this Lease relating thereto arising on or after the date of the Transfer. Notwithstanding anything to the contrary herein or otherwise, Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant’s rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.17. ESTOPPEL, ATTORNMENT AND SUBORDINATION 17.1 Estoppel .. Within ten (10) days after written request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged, if required by any lender or by Landlord), in the form attached hereto as Exhibit G, or in such other form as may be acceptable to any such lender, which form may include some or all of the provisions contained in Exhibit G, to any proposed lender, ground lessee, purchaser or Landlord, it being understood that Tenant shall be, and is entitled to be, truthful in connection with each statement set forth in such estoppel certificate. Tenant’s failure to deliver said statement in such time period shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and no more than one month’s Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially or adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord’s notice, execute and deliver to Landlord the tendered Lease supplement. Within ten (10) days after written request by Tenant, Landlord shall deliver an estoppel certificate duly executed (and acknowledged, if required by Tenant), in such form as may be acceptable to any proposed lender, purchaser or Tenant, it being understood that Landlord shall be, and is entitled to be, truthful in connection with each statement set forth in such estoppel certificate.17.2 Subordination .. This Lease shall unconditionally be and at all times remain subject and subordinate to all ground leases, master leases and all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord’s interest therein (including any modifications, renewals or extensions thereof and all amendments thereto), all without the necessity of Tenant’s executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord’s request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Non-disturbance and Attornment Agreement (“SNDA”) in the form required by the applicable lender. Notwithstanding anything contained in this Lease to the contrary, (1) the obligation for commissions under Section 18.7 shall not be binding on, and will not be enforceable against, any of Landlord’s lenders or any party that holds a mortgage or other security interest in the Property, and (2) such commission obligation shall be unconditionally subordinate to the lien of any mortgage or other security interest in the Property, and any commissions otherwise payable under this Lease shall not be due or payable after an event of 28

EX-10.6 28/64 default under any such mortgage or other security interest. Notwithstanding anything to the contrary contained in this Section 17.2, the holder of any such mortgage may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of executing, delivery or recording and in the event such holder shall have the same rights with respect to this Lease as though this Lease has been executed prior to the executing, delivery and recording of such mortgage and had been assigned to such holder. Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to obtain from the existing and any future mortgagee and/or any existing ground lessor a commercially reasonable nondisturbance agreement on such ground lessors or mortgagee’s standard form to the effect that so long as Tenant is not in default beyond any applicable notice and cure period, Tenant’s occupancy hereunder shall not be disturbed. In no event shall Tenant’s obligation to subordinate its rights hereunder be conditioned on the receipt of such agreement.17.3 Attornment .. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage or deed of trust upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. Tenant shall pay all rental payments required to be made pursuant to the terms of this Lease for the duration of the term of this Lease. Tenant’s attornment shall be effective and self-operative without the execution of any further instrument immediately upon Landlord’s lender succeeding Landlord’s interest in this Lease and giving written notice thereof to Tenant. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor-in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents. Landlord’s lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under this Lease, nor for the return of any sums which Tenant may have paid to Landlord under this Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Landlord’s lender. If Landlord’s lender, by succeeding to the interest of Landlord under this Lease, should become obligated to perform the covenants of Landlord hereunder, then, upon, any further transfer of Landlord’s interest by Landlord’s lender, all such obligations shall terminate as to Landlord’s lender. 18. MISCELLANEOUS18.1 General 18.1.1 Entire Agreement. This Lease, Addenda, Exhibits and Schedules set forth all the agreements between Landlord and Tenantconcerning the Premises; and there are no agreements either oral or written other than as set forth herein.18.1.2 Time of Essence .. Time is of the essence of this Lease. For all purposes herein, a “Business Day” shall be defined to mean any day other than a Saturday or Sunday or other day on which commercial banks are authorized by Applicable Law to be closed in Philadelphia, Pennsylvania. 29

EX-10.6 29/64 18.1.3 Attorneys’ Fees Jury Trial Waiver .. In any dispute regarding this Lease or in any action or proceeding which either party brings against the other to enforce its rights hereunder, the non-prevailing party shall pay all costs incurred by the prevailing party, including reasonableattorneys’ fees and costs. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys’ fees (collectively “ Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in (1) post-judgment motions, (2) contempt proceeding, (3) garnishment, levy, and debtor and third party examination, (4) discovery. THE PARTIES ALSO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.18.1.4 Severability .. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated. 18.1.5 Law .. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located. 18.1.6 No Option .. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof byLandlord and Tenant.18.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant. 18.1.8 Third Party Beneficiaries .. Nothing herein is intended to create any third party beneficiary. 18.1.9 Memorandum of Lease .. Tenant shall not record this Lease or a short form memorandum hereof. 18.1.10 Agency, Partnership or Joint Venture .. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto orany relationship other than the relationship of landlord and tenant18.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlordshall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as anassignment to Landlord of any or all of such subtenancies. 30

EX-10.6 30/64 18.1.12 Headings .. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.18.1.13 Security Measures .. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever. Tenant assumes all responsibility for the protection of the Premises, Tenant, and any Tenant Party, and their respective property from third parties or otherwise.18.1.14 Confidentiality .. The economic terms of this Lease shall be considered Confidential Information and shall be treated as such by both parties. Neither party shall make a press release or other similar public statement regarding the fact of this Lease without prior written approval of the other Party (email approval to suffice). 18.1.15 Landlord’s Lien/Security Interest. Intentionally Omitted.18.1.16 Survival .. All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.18.1.17 Signs .. All signs and graphics of every kind which Tenant desires to install at the Building or the exterior of the Premises and which are visible in or from public view or corridors, the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord’s prior written approval (not to be unreasonably withheld or conditioned) and shall be subject to the CC&Rs, the Rules and Regulations, and any applicable governmental laws, ordinances, and regulations and in compliance with Landlord’s signage program (if any). Tenant, at its sole cost and expense, shall remove all signs installed by, or on behalf of, Tenant prior to the termination of this Lease and such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises. In furtherance of Section 18.9.2, Tenant shall repair any damage, injury, or defacement, including without limitation, discoloration caused by such installation or removal.18.1.18 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof,notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.18.2 Financial Statements .. Tenant shall provide, and cause each Guarantor, if applicable, to provide to any lender, any purchaser of the Building, the Land, and/or the Project, or Landlord or its affiliates or property manager, within ten (10) business days after request, a current, accurate, audited financial statement for Tenant and Guarantor and Tenant’s and Guarantor’s business and financial statements for Tenant and Guarantor and Tenant’s and Guarantor’s respective business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied and certified by an officer of the Tenant and 31

EX-10.6 31/64 Guarantor as being true and correct. Tenant shall also provide, or cause Guarantor to provide, within said ten (10) business-day period such otherfinancial information or tax returns as may be reasonably required by Landlord, any purchaser of the Building, the Land, and/or the Project or any lender of any of the foregoing. Tenant hereby authorizes Landlord to obtain one (1) or more credit reports on Tenant and/or Guarantor at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.18.3 Limitation of Liability .. The obligations of Landlord under this Lease are not personal obligations of the individual partners, members, managers, directors, officers, trustees, investment managers, shareholders, agents, or employees of Landlord. The obligations of Tenant under this Lease are not personal obligations of the individual partners, members, managers, directors, officers, trustees, investment managers, shareholders, agents, or employees of Tenant. Tenant shall look solely to Landlord’s interest in the Land and the Premises for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, members, managers, directors, officers, trustees, investment managers, shareholders, agents, or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease after the date of such transfer and from all further liabilities and expenses hereunder and the transferee of Landlord’s interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer. Neither Landlord nor Tenant shall be liable to the other under any circumstances for consequential or punitive damages; provided, however, that the foregoing limitation shall not apply with respect to liabilities of Tenant arising out of any failure by Tenant to comply with its obligations under Sections 1.2, 8, 12, 13, 18.5, 18.7 or any breach by Tenant of its representations and warranties made hereunder.18.4 Notices .. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery (such as FedEx, UPS, or similar courier service), to Landlord’s Address and Tenant’s Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the first attempted delivery by the U.S. Postal Service, the courier, or a recognized delivery service prior to 5 p.m. central time on any Business Day, or, if after 5 p.m. central time, on the next Business Day. 18.5 Brokerage Commission .. Tenant warrants to Landlord that Tenant’s sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord’s broker and Tenant’s Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Tenant. Landlord’s lenders are not liable for or responsible for any commissions payable under this Lease. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys’ fees, in connection with a claim by any person for a real estate broker’s commission, finder’s fee, or other compensation based upon any statement, representation or agreement of, or claim by or through, Tenant. 18.6 Authorization .. Tenant represents and warrants that as of the Commencement Date Tenant will be qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. If requested by Landlord, Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. 32

EX-10.6 32/64 18.7 Holding Over; Surrender.18.7.1 Holding Over .. If Tenant holds over the Premises or any part thereof after the expiration or earlier termination of this Lease, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one hundred twenty-five percent (125%) of the Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This section shall not be construed as Landlord’s permission for Tenant to hold over and Landlord shall have the right to immediately terminate any continued possession of the Premises by Tenant at any time upon such holding over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall be liable for any and all damages and hereby indemnifies and holds Landlord harmless from and against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and brokerage commissions. 18.7.2 Surrender. On or before the expiration or earlier termination of this Lease, Tenant shall surrender the Premises, together with allkeys and security codes, to Landlord in accordance with the move-out procedures set forth in Exhibit H attached hereto and in broom clean conditionand in as good a condition as when received, ordinary wear and tear and damage by fire or casualty excepted, such obligation to expressly include repairing any damage to and restoring the condition of the Premises in accordance with Section 10.2. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements required to be performed by Tenant under this Lease shall not be deemed “reasonable wear and tear.” Tenant shall also remove all of Tenant’s Property and shall repair all damage to the Premises and the Project caused by the installation or removal of Tenant’s Property or in any way in connection with the surrender of the Premises. Such repairs or restoration shall include, without limitation, the repair, patching, and filling of all holes in the floors, walls, roof, and other improvements within or without the Premises and all penetrations of the roof shall be resealed to a water tight condition. In no event shall Tenant remove from the Building any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits such removal in writing. 18.8 Joint and Several .. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several. 18.9 Covenants and Conditions .. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition. 33

EX-10.6 33/64 18.10 Consents .. Except as otherwise provided elsewhere in this Lease, Landlord’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to a Transfer or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor.18.11 Force Majeure .. “Force Majeure” as used in this Lease means delays resulting from causes beyond the reasonable control of Landlord or Tenant, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance, failure or inability to secure materials, supplies or labor through ordinary sources, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the Landlord or Tenant, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.18.12 Mortgagee Protection .. Tenant agrees to give any holder of any mortgage or deed of trust secured by the Premises or the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant concurrently with delivery to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any mortgage or deed of trust shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cureany default of the Landlord.18.13 OFAC .. Tenant hereby represents and warrants that, to the best of its knowledge, Tenant is not, nor any persons or entities holding any legal or beneficial interest whatsoever in such party, are (1) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (2) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, PublicLaw 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (3) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. 34

EX-10.6 34/64 18.14 Roof Use by Landlord .. Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant’s use of the Premises including, but not limited to, installation of telecommunication equipment, solar equipment or any other uses; provided, however, that any such installation shall not materially adversely affect Tenant’s operation in the ordinary course at the Premises. 18.15 Intentionally Deleted ..18.16 Parking .. Tenant shall have exclusive use of the parking areas at the Premises as they exist from time to time during the Term. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord in the use of parking facilities. Landlord shall not be responsible forenforcing Tenant’s parking rights against any third parties.18.17 Counterparts; Electronic Signatures .. This Lease may be executed in counterparts each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Landlord and Tenant each (1) have agreed to permit the use from time to time, where appropriate, of telecopy, electronic mail, or other electronic signatures in order to expedite the transaction contemplated by this Lease, (2) intends to be bound by its respective telecopy electronic mail, or other electronic signature, (3) is aware that the other will rely on the telecopied, electronic mail, or other electronically transmitted signature, and (4) acknowledges such reliance and waives any defenses to the enforcement of this Lease and the documents affecting the transaction contemplated by this Lease based on the fact that a signature was sent by telecopy, electronic mail, or electronic transmission only.[REMAINDER OF PAGE INTENTIONALLY BLANK] 35

EX-10.6

IN WITNESS WHEREOF, the parties have executed this Lease intending to be legally bound as of the date set forth above.

"Landlord"

CHRIN-CARSON DEVELOPMENT, LLC,
a Delaware limited liability company

By: /s/ Todd L. Burnight
Name: Todd L. Burnight
Its: Sr. Vice President

By: /s/ John W. Hawkinson
Name: John W. Hawkinson
Its: Sr. Vice President

"Tenant"

LULU'S FASHION LOUNGE HOLDINGS, INC.,
a Delaware corporation

By: /s/ Crystal Landsem
Name: Crystal Landsem
Its: CFO

[SIGNATURE PAGE TO LEASE]

35/64

EX-10.6 36/64 ADDENDUM 1 RENEWAL OPTION Notwithstanding anything to the contrary in the Lease, Tenant shall have one (1) option to renew the Term (the “Renewal Option”) on the following terms and conditions: (a)Provided that as of the date of the receipt of the Renewal Notice (as hereinafter defined) by Landlord and the Renewal Commencement Date (as hereinafter defined), (i) Tenant is the tenant originally named herein, (ii) Tenant actually occupies at least 75% of the Premises initially demised under the Lease and any space added to the Premises (provided, Tenant acknowledges that the exercise of any Renewal Option under this Lease shall be binding upon Tenant’s lease of 100% of the Building), and (iii) no default exists, then Tenant shall have the right to extend the Term for an additional term of sixty (60) months (the “Renewal Term”) commencing on the day following the expiration of the Term (the “Renewal Commencement Date”). Tenant shall give Landlord written notice (the “Renewal Notice”) of its election to renew the Term in accordance with the terms hereof at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Term. (b)The Base Rent payable by Tenant to Landlord during the Renewal Term shall be the then-prevailing market rate for comparable space incomparable buildings in the vicinity of the Project taking into account the size of the Lease, the length of the renewal term, market escalations, and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). Notwithstanding any other provision to the contrary herein, in no event shall the Base Rent during the Renewal Term be less than the Base Rent applicable to the last year of the Term. (c)Upon receipt of the Renewal Notice, Landlord shall promptly, but no later than fifteen (15) days’ receipt of the Renewal Notice, notify Tenant of its determination of the Base Rent for the Renewal Term, and Tenant shall advise Landlord in writing of any objection within ten (10) days of receipt of Landlord’s notice. Failure to respond within the ten (10) day period shall constitute Tenant’s acceptance of such Base Rent. If Tenant affirmatively objects in writing. Landlord and Tenant shall commence negotiations to attempt to agree upon the Base Rent for a period of up to fifteen (15) days after Landlord’s receipt of Tenant’s objection notice. If (i) Tenant has rejected such Base Rent in writing or (ii) the parties cannot agree after Tenant objects, each acting in good faith but without any obligation to agree, on the Base Rent on or before the end of such fifteen (15) day period, then Tenant’s exercise of the Renewal Option shall be deemed withdrawn and the Lease shall expire or terminate in accordance with its terms unless Tenant or Landlord invokes the appraisal procedure provided below to determine the Base Rent for the Renewal Term. If request for an appraisal is invoked by either party after undergoing the process described above, then Landlord and Tenant shall immediately appoint a mutually acceptable commercial real estate broker licensed in the Commonwealth of Pennsylvania and with a minimum of 8 years’ experience in the Lehigh Valley industrial real estate market to establish the new prevailing market Base Rent within the next 30 days, and in a manner consistent with subparagraph (b)(ii) above. Any associated costs will be split equally between the parties. ADDENDUM 1

EX-10.6 37/64 (d)The determination of the Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for operating expenses, real estate taxes and assessments, and any other reimbursable or chargeable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such items with respect to the Premises during the Renewal Term. (e)Except for the Base Rent for the Renewal Term as determined above, Tenant’s occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew, terminate or extend the Lease unless otherwise agreed to in writing by Landlord and Tenant. (f)If Tenant does not give the Renewal Notice within the period set forth above, the Renewal Option shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice. (g)Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Renewal Commencement Date in “as-is” condition.(h)If the Lease is extended for the Renewal Term, then, promptly after the determination of Base Rent in accordance with the terms of thisaddendum, Landlord shall prepare and Tenant shall execute an amendment to the Lease confining the extension of the Term and the other provisionsapplicable thereto.(i)If Tenant exercises its right to extend the term of the Lease for the Renewal Term pursuant to this addendum and the parties execute theamendment, the term “Term” as used in this Lease, shall be construed to include, when practicable, the Renewal Term except as provided in subparagraph (e) above. ADDENDUM 12

EX-10.6 38/64 ADDENDUM 2 TENANT IMPROVEMENT ALLOWANCE 1. Landlord shall provide Tenant with a Tenant Improvement Allowance (the “T.I. Allowance”) in an amount not to exceed four hundred fifty thousand dollars ($450,000). All Tenant Improvements to the Premises (including associated design, engineering, plan check and permit fees) shall be mutually approved by Landlord and Tenant prior to their construction. Tenant will contract directly with a qualified, licensed contractor of its choice to construct the modifications in accordance with the building standard materials and specifications. Tenant will provide Landlord with invoices, lien releases and acknowledgements from Tenant that Tenant has paid the subject invoice(s) and that the subject improvements are completed. Upon receipt of the above information by Landlord, Landlord will reimburse Tenant for the invoices related to these modifications up to $450,000. All work associated with the T.I. Allowance must be completed by Tenant by October 31, 2019 in order to be eligible to be covered by the T.I. Allowance. 2. Lighting—if Tenant requests more warehouse lighting than currently planned, Tenant may request an increase the number of “high bay” warehouse lighting fixtures and Landlord’s builder will complete work, to be deducted from Tenant Improvement Allowance. ADDENDUM 2

EX-10.6 39/64 ADDENDUM 3 GUARANTY This Guaranty of Lease (the “ Guaranty”) is attached to and made part of that certain Standard Commercial Lease (the “ Lease”) dated December , 2018, between CHRIN-CARSON DEVELOPMENT, LLC, as Landlord, and LULU’S FASHION LOUNGE HOLDINGS, INC., as Tenant, covering the Leased Premises commonly known as 2505 Hollo Road, Palmer Township, PA 18045. The terms used in this Guaranty shall have the same definitions as set forth in the Lease, except as defined herein. In order to induce Landlord to enter into the Lease with Tenant, LULU’S HOLDINGS, L.P., a Delaware limited partnership (“ Guarantor”), has agreed to execute and deliver this Guaranty to Landlord. Guarantor acknowledges that Landlord wouldnot enter into the Lease if Guarantor did not execute and deliver this Guaranty to Landlord.1.Guaranty .. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all Rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications thereto by agreement or course of conduct, (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (c) payment of all insured amounts required to be covered by Section 7.05 of the Lease tothe extent not covered by insurance companies meeting the requirements of Section 7.05(c) of the Lease (collectively, the “ Lease Obligations”). The payment and performance of the Lease Obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset, counterclaim or excuse of any nature (except as otherwise expressly provided therein) and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Tenant. It is understood that Landlord, without impairing this Guaranty, may apply payments from Tenant to the Lease Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord shall cause Guarantor to be characterized as a creditor ofLandlord.2.Landlord’s Rights .. Landlord may perform any of the following acts at any time during the Term of the Lease, without notice to or assent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor’s obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Land, or this Guaranty, (d) consent to any transfer or assignment of Tenant’s or any future tenant’s interest under the Lease, (e) release one or more guarantors, or amend or modify any guaranty with respect to any guarantor, without releasing or discharging Guarantor from Guarantor’s obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole discretion, deems appropriate, and (h) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid. ADDENDUM 3

EX-10.6 40/64 3.Tenant’s Default .. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Tenant under the Lease, Landlord may proceed immediately against Tenant and/or Guarantor to enforce any of Landlord’s rights or remedies against Tenant or Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.4.Guarantor’s Waivers .. Guarantor hereby WAIVES (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other person or entity, (e) any right of subrogation and (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord or any such security, whether resulting from an election by Landlord, or otherwise. Any part payment by Tenant or other circumstance which operates to toll any statute of limitations as to Tenant, shall operate to toll the statute of limitations as to Guarantor.5.Separate and Distinct Obligations .. Guarantor acknowledges and agrees that Guarantor’s obligations to Landlord under this Guaranty are separate and distinct from Tenant’s obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effectwhatsoever on Guarantor’s obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the “ Bankruptcy Laws”), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Tenant or for any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of corporate action by Tenant in the furtherance of any of the foregoing; or, (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party’s obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this ADDENDUM 32

EX-10.6 41/64 Paragraph 5 occur, as between Landlord and Guarantor, Landlord shall have the right to accelerate all of Tenant’s obligations under the Lease and Guarantor’s obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Landlord. Guarantor WAIVES any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant.6.Subordination .. All existing and future advances by Guarantor to Tenant, and all existing and future debts of Tenant to Guarantor, shall be subordinated to all obligations owed to Landlord under the Lease and this Guaranty. 7. Successors and Assigns. This Guaranty binds Guarantor’s personal representatives, successors and assigns, and notwithstanding anything to the contrary contained elsewhere in this Guaranty or the Lease, Guarantor, without Landlord’s approval written or otherwise, but with written notice to Landlord by Guarantor, shall have the absolute right to assign its obligations and interest in this Guaranty to (i) a corporation or other entity with which Guarantor may merge, or (ii) any entity to whom Guarantor sells all or substantially all of its assets, so long as such assignee entity, after the transaction is effected, has a tangible net worth (excluding goodwill) equal to or greater than the greater of the net worth of Guarantor as of the Effective Date of this Lease.8.Encumbrances .. If Landlord’s interest in the Leased Premises or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, Guarantor’s acquisition of Landlord’s interest in the Leased Premises or Lease shall not affect any ofGuarantor’s obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns.9.Guarantor’s Duty .. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.10.Landlord’s Reliance .. Landlord shall not be required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.11.Incorporation of Certain Lease Provisions; Governing Law .. Guarantor hereby represents and warrants to Landlord that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to “Tenant” shall mean Guarantor and any reference in those provisions to the “Lease” shall mean this Guaranty, except that (a) any notice which Guarantor ADDENDUM 33

EX-10.6 42/64 desires or is required to provide to Landlord shall be effective only if signed by Guarantor and (b) any notice which Landlord desires or is required to provide to Guarantor shall be sent to Guarantor at Guarantor’s address indicated below, or if no address is indicated below, at the address for notices to be sent to Tenant under the Lease. THIS GUARANTY SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE TO TRANSACTIONS WITHIN THE COMMONWEALTH OF PENNSYLVANIA. Guarantor:LULU’S HOLDINGS, L.P., a Delaware limited partnershipBy: Name: Title: Guarantor’s Address:500 Boylston Street, 13th Floor, Boston, Massachusetts 02116 ADDENDUM 34

EX-10.6 43/64 EXHIBIT A SITE PLAN/PREMISES DEPICTION/SPECIFICATIONS EXHIBIT A

EX-10.6 44/64 EXHIBIT A.1Landlord shall, at Landlord’s expense and not as a portion of the Tenant Improvement Allowance, deliver 4550 sq. ft. of finished office space within thePremises in accordance with Exhibits A.1, A.2, and A.3. Such office space shall be finished with paint, carpet, lighting, HVAC, bathrooms, electrical, internet. The office space shall be in materially the same format as the below floorplan. EXHIBIT A2

EX-10.6 45/64 EXHIBIT A3

EX-10.6 46/64 EXHIBIT A.2[ATTACHED] EXHIBIT A

EX-10.6 47/64 EXHIBIT A.3[ATTACHED] EXHIBIT A

EX-10.6

EXHIBIT B

PROHIBITED USES

The following types of operations and activities are expressly prohibited on the Premises:

1. automobile/truck/forklift maintenance, repair or fueling (except as expressly permitted under the terms and conditions of Section 1.2 of the Lease);
2. battery manufacturing or reclamation;
3. ceramics and jewelry manufacturing or finishing;
4. chemical (organic or inorganic) storage, use or manufacturing (except as expressly permitted pursuant to the terms and conditions of Exhibit I to the Lease);
5. drum recycling;
6. dry cleaning;
7. electronic components manufacturing;
8. electroplating and metal finishing;
9. explosives manufacturing, use or storage;
10. hazardous waste treatment, storage, or disposal;
11. leather production, tanning or finishing;
12. machinery and tool manufacturing;
13. medical equipment manufacturing and hospitals;
14. metal shredding, recycling or reclamation;
15. metal smelting and refining;
16. mining;
17. paint, pigment and coating operations;
18. petroleum refining;
19. plastic and synthetic materials manufacturing;
20. solvent reclamation;
21. tire and rubber manufacturing;

EXHIBIT B

48/64

EX-10.6 49/64 22.above- and/or underground storage tanks; 23.fertilizer storage; 24.residential use or occupancy; 25. auctions of any type (except the foregoing shall not prohibit online auctions conducted exclusively via the internet in the ordinary course of Tenant’s business, in accordance with the Permitted Uses, and subject to Tenant’s full compliance with Applicable Laws); 26. retail sales of any type (except the foregoing shall not prohibit online retail sales conducted exclusively via the internet in the ordinary course of Tenant’s business (provided, Tenant may host a warehouse sale on Property no more than two (2) times in any calendar year, in accordance with the Permitted Uses, and subject to Tenant’s full compliance with Applicable Laws, subject to prior written notice to Landlord and Tenant’s indemnity of Landlord for any claims, costs liabilities, damages and expenses (including reasonable attorneys’ fees), and any fines or penaltiesincurred in connection with or arising from such warehouse sale); and 27. tire storage (except that, subject to Tenant’s full compliance with all Applicable Laws, the incidental and temporary storage of a de minimis quantity of tires shall be permitted in the ordinary course of Tenant’s business and in connection with the Permitted Uses, provided that no tires shall be stored in the area(s) in front of any electrical panel(s)). EXHIBIT B2

EX-10.6 50/64 EXHIBIT C RULES AND REGULATIONS 1. No automobile, recreational vehicle or any other type of vehicle or equipment shall remain outside the Building longer than sixty (60) days and, except as expressly permitted under the terms and conditions of Section 1.2 of the Lease, no vehicle or equipment of any kind shall be dismantled, repaired or serviced in the Building or on the Project. No inoperable vehicle or equipment shall remain outside the Building. All vehicle parking shall be restricted to areas designated and marked for vehicle parking. The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas. 2. Signs will conform to sign standards and criteria established from time to time by Landlord. No other signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names ornotices without notice to and at the expense of Tenant. 3. No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without noticeat any time. 4. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord. 5. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises. 6.No open air storage shall be permitted in the Project. 7. All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, the manner specified by Landlord. 8. No vending machine or machines of any description shall be installed, maintained or operated upon the Land outside of the Building. 9.Tenant shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same. EXHIBIT C

EX-10.6 51/64 10. No noxious or offensive trade or activity shall be carried on upon any units or any part of the Premises nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project. 11. Landlord reserves the right to make such amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease. EXHIBIT C2

EX-10.6 52/64 EXHIBIT D MINIMUM HVAC SYSTEM SERVICE CONTRACT REQUIREMENTS The Service Contract must become effective within 30 days of occupancy, and service visits shall be performed on a quarterly basis. The Service Contract must cover all hot water, heating, and air conditioning systems and equipment within or exclusively serving the Premises. Landlord requires that the qualified HVAC contractor include the following items as part of such maintenance contract: 1.Adjust belt tension; 2.Lubricate all moving parts, as necessary; 3.Inspect and adjust all temperature and safety controls; 4.Check refrigeration system for leaks and operation; 5.Check refrigeration system for moisture; 6.Inspect compressor oil level and crank case heaters; 7.Check head pressure, suction pressure and oil pressure; 8.Inspect air filters and replace when necessary; 9.Check space conditions; 10.Check condensate drains and drain pans and clean, if necessary; 11.Inspect and adjust all valves; 12.Check and adjust dampers; 13.Run machine through complete cycle. EXHIBIT D

EX-10.6 53/64 EXHIBIT E REQUIREMENTS FOR IMPROVEMENTS OR ALTERATIONS BY TENANT If Landlord shall permit Tenant to construct any initial tenant improvements in the Premises or to have any work performed in the Premises at any time prior to or during the Term by a contractor retained by Tenant, including, without limitation, the installation of Tenant’s Trade Fixtures or the construction of any Alterations in accordance with Section 10 of the Lease (the “Tenant’s Improvements”), then Tenant shall comply with the requirements set forth herein. The Tenant’s Improvements shall not be properly authorized unless and until Tenant receives express written approval and consent from Landlord for such work, which approval and consent shall not be unreasonably withheld or conditioned. Tenant shall comply with the provisions set forth herein and any other applicable requirements of Landlord regarding construction of the Tenant’s Improvements. 1. SUBMITTAL OF PLANS. (a)Prior to the commencement of the Tenant’s Improvements, Tenant shall submit to Landlord for approval its proposed plans for such work. Without limiting the foregoing. Tenant shall, at its sole cost and expense, provide to Landlord the following: (i)A schedule of all work to be performed. (ii) A separate scale drawing denoting all proposed construction and/or demolition, including specific dimensions for and complete references to such work. (iii) A separate drawing for each trade proposing structural, electrical, mechanical, civil or landscaping modifications. (iv) If adding extra electrical or mechanical equipment, complete operating and maintenance specifications for each item. (b)Landlord’s failure to respond to a written request from Tenant shall be deemed to be Landlord’s approval of the applicable request for approval hereunder.2. BUILDING PERMITS .. Prior to commencing any of the Tenant’s Improvements requiring any permit under Applicable Law, Tenant shall provide Landlord with copies of all permits secured in connection with any of the Tenant’s Improvements, along with the plans submitted in connection with such permits. Upon completion of the Tenant’s Improvements, Tenant shall provide copies of the final inspection, a certification of occupancy to the extent required under Applicable Law, and a notice of completion. 3. CONTRACTORS PROVIDING TENANT IMPROVEMENT SERVICES. (a)All contractors and subcontractors employed by Tenant shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or conditioned. EXHIBIT E

EX-10.6 54/64 (b)Tenant shall provide Landlord with a list of each contractor and sub-contractor, along with such contractor’s or sub-contractor’s address, contact information, and contact person. Each contractor and subcontractor employed by Tenant shall be duly licensed in the state in which the Premises are located and shall provide proof of licensing as a general or specialty contractor in accordance with such state’s laws. Additionally, each contractor orsub-contractor shall furnish proof of licensing in the city or municipality in which the construction related activity is to take place (to the extent licensing is required by Applicable Law). (c)Tenant and Tenant’s contractors and subcontractors shall comply with all Applicable Laws pertaining to the performance of the Tenant’s Improvements and all applicable safety regulations established by Landlord or Landlord’s contractor. If state law requires Tenant to employ the services of a general contractor in addition to contractors for specialty work being performed. Tenant shall comply with such state law in all respects. (d)Prior to the commencement of the Tenant’s Improvements, Tenant and Tenant’s contractors and subcontractors shall have a signed contract in place, which contract shall contain an indemnification section indemnifying Landlord and shall list the insurance requirements to be followed. Each of Tenant’s contractors and subcontractors shall obtain and keep in force at all times the following insurance in the following coverage amounts and Tenant shall obtain and provide to Landlord a certificate of insurance evidencing the same: (i) Commercial General Liability with a $1,000,000 Combined Single Limit covering the liability of Landlord and contractor for bodily injury and property damage arising as a result of the construction of the improvements and the services performed thereunder. The insurance certificate shall be submitted to Landlord for approval and all General Liability insurance policies shall name Landlord, Landlord’s lender, if any, and any property management company of Landlord for the Premises as additional insureds. (ii) Business Automobile Liability with a $1,000,000 Combined Single Limit covering Landlord and vehicles used by contractor (and any subcontractor) in connection with the construction of the improvements. (iii) Workers’ Compensation and Employer’s Liability as required by law, for employees of the contractor (and any subcontractors) performing work on the Premises. (e)The following requirements shall be incorporated as “Special Conditions” into the contract between Tenant and Tenant’s contractors and a copy of the contract shall be furnished to Landlord prior to the commencement of the Tenant’s Improvements: (i) Prior to the commencement of the Tenant’s Improvements, Tenant’s contractor shall provide Landlord with a construction schedule in “bar graph” form indicating the completion dates of all phases of the Tenant’s Improvements. (ii) Tenant’s contractor shall be responsible for the repair, replacement and clean-up of any damage done to the Premises and othercontractors’ work, which specifically includes access ways to the Premises which may be concurrently used by others. EXHIBIT E2

EX-10.6

(iii) Tenant's contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after the contractor's initial acceptance of the Premises shall be done by Tenant's contractor, which shall include the removal from the Project of any excess dirt or debris.

(iv) Tenant's contractor shall contain its storage of materials and its operations within the Premises and such other space as it may be assigned by Landlord or Landlord's contractor. Should Tenant's contractor be assigned space outside the Premises, it shall move to such other space as Landlord or Landlord's contractor shall direct from time to time to avoid interference or delays with other work.

(v) Tenant's contractor shall clean up the construction area and surrounding exterior areas daily. All trash, demolition materials and surplus construction materials shall be stored within the Premises and promptly removed from the Premises and the Project and disposed of at an approved sanitation site.

(vi) Tenant's contractor shall provide temporary utilities, portable toilet facilities, and potable drinking water as required for its work within the Premises and shall pay to Landlord or Landlord's contractor the cost of any temporary utilities and facilities provided by Landlord or Landlord's contractor at Tenant's contractor's request.

(vii) Tenant's contractor shall notify Landlord or Landlord's project manager of any planned work to be done on weekends or other than normal job hours.

(viii) Tenant's contractor or subcontractors shall not post signs on any part of the Project or on the Premises.

(f) Upon completion of the project, Tenant shall provide Landlord with a set of "As-Built" drawings for any work performed to the Premises.

4. COSTS.

(a) Tenant shall promptly pay any and all actual, reasonable costs and expenses in connection with or arising out of the performance of the Tenant's Improvements (including the costs of permits therefore) and shall furnish to Landlord evidence of such payment upon request.

(b) Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any alteration and/or addition, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. In the event Tenant is performing certain structural alterations (including the expansion of the office portion of the Premises or any construction of demising walls) or Tenant's Improvements or Alterations affect the structural integrity of the Building or any building systems

EXHIBIT E
3

55/64

EX-10.6 56/64 such as mechanical, plumbing, HVAC or electrical. Landlord shall have the right to charge a construction management fee in an amount not to exceed 3% of the costs of Tenant’s Improvements, which shall be calculated based upon the scope of Tenant’s work, taking into account costs generally payable for similar services within the market area in which the Building is located, with such fee percentage to be identified as part of any approval letter from Landlord.5. CONTRACTOR’S BONDS .. Prior to the commencement of construction for any project (or series of related projects) for which the estimated cost exceeds $50,000, Tenant shall, if required by Landlord, obtain or cause its contractors to obtain payment and performance bonds covering the faithful performance of the contract for the construction of the Tenant’s Improvements and the payment of all obligations arising thereunder and shall furnish to Landlord evidence of such bonds upon request. In the alternative, and at Landlord’s option, Tenant may appoint Landlord as its contractor, and in so doing, Tenant shall deposit with the Landlord a sum of money equal to the entire amount of the estimated construction costs of the Tenant’s Improvements. If Tenant deposits with Landlord monies for such construction costs, it is agreed that Landlord will not be placed in a fiduciary capacity as a trustee, or any other fiduciary title, for the sums of monies in Landlord’s possession. Any bonds obtained pursuant hereto shall be for the mutual benefit of both Landlord and Tenant as obligees and beneficiaries. 6. BUILDING STANDARDS .. All work shall (a) be performed during Landlord’s designated hours for construction work, (b) conform to Landlord’s established rules (including clean up rules), regulations, building standards and specifications, (c) not interfere with any other tenant of Landlord, nor block any access points, and (d) comply with any CC&Rs and all laws, rules and regulations. Tenant is required to make these standards part of the construction contract. 7. ROOF PENETRATIONS. If improvements penetrate the roof membrane, the penetrations will be sealed per Landlord or Landlord’s consultant’s roofing specifications and inspected by Landlord or Landlord’s consultant to maintain the roof warranty. The cost of inspection and all corrective work shall be borne by Tenant. Tenant shall use Landlord’s original roofing contractor (or such other contractor designated by Landlord in its sole discretion) for any inspection or work to be done on the roof of the Building. 8. BUILDING MODIFICATIONS .. All approved work shall only be constructed within the confines of the Premises or such other space as Landlord may designate in its sole discretion. Tenant shall not be allowed to modify the Building exterior or any mechanical or electrical services provided to the Building in common with other tenants unless Tenant obtains Landlord’s prior written approval of such modification. 9. ELECTRICAL WORK .. All electrical work shall only be approved for the electrical panels located within the Premises. Additional service requirements shall be secured only by direction of Landlord. 10. CLEAN UP AND DISPOSAL OF CONSTRUCTION DEBRIS .. Tenant shall comply with Landlord’s rules regarding clean up. Building trash containers are provided for office generated trash only and are not to be used for the disposal of construction-related materials and debris. Unapproved usage will result in a penalty assessment to the Tenant equal to the cost of an extra pick-up service as determined under the current rate schedule of theregular trash removal service. EXHIBIT E4

EX-10.6 57/64 11. LANDLORD’S RIGHTS .. Landlord reserves the following rights: (i) the right of inspection prior to, during and at completion of all construction and/or demolition; (ii) the right to post and record a notice of nonresponsibility in conformity with the laws of the state in which the Premises are located and (iii) the right to order a total stop to all work underway for non-compliance with any of the requirements hereof.12. GENERAL PROVISIONS .. (a)All materials, work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or throughout the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever. (b)Nothing contained herein shall make or constitute Tenant as the agent of Landlord. EXHIBIT E5

EX-10.6 58/64 EXHIBIT F TENANT ESTOPPEL CERTIFICATE To:  [Insert name of party to rely on document] (“ Relying Party”) Attn: Re:  Lease Dated: Current Landlord: Current Tenant: Square Feet: Approximately Floor(s): Located at: (“ Tenant”) hereby certifies that as of ___________, 201__. 1.Tenant is the present owner and holder of the tenant’s interest under the lease described above, as it may be amended to date (the “ Lease”) with ______________ as Landlord (who is called “ Landlord” for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.) [The original landlord under the Lease was ______________, and the original tenant under the Lease was ______________.] The Lease covers the premises commonly known as______________ (the “ Premises ”) in the building (the “ Building”) at the address set forth above.2.(a) The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it. (b)The term of the Lease commenced on 201_ and will expire on , including any presently exercised option or renewalterm. (c)Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking except as set forth in . (d)Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part) except . Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease. (e)The annual minimum rent currently payable under the Lease is $ and such rent has been paid through , 201_. (f) Additional rent [is/is not] payable under the Lease for (i) operating, maintenance or repair expenses, and (ii) property taxes. Such additional rent has been paid in accordance with Landlord’s rendered bills through , 201_. EXHIBIT F

EX-10.6 59/64 (g)Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (IF APPLICABLE) [except as expressly set forth in Sections(s) of the Lease (copyattached)]. (h) Landlord currently holds a security deposit in the amount of $ which is to be applied by Landlord or returned to Tenant in accordancewith Section(s) of the Lease. Tenant acknowledges and agrees that Relying Party shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Relying Party.3.(a) The Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises, has not been modified, changed, altered or amended and is in full force and effect in the form (CHOOSE ONE) [attached as/described in] Exhibit A. There are no other agreements, written or oral,which affect Tenant’s occupancy of the Premises.(b)All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid. (c)To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default. (d)The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance. 4.All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord’s obligationswith respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.5.Neither Tenant nor any guarantor of Tenant’s obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntaryproceeding, in or out of court, for the adjustment of debtor-creditor relationships.6.(a) As used here, “ Hazardous Substance ” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “ toxic” or “ hazardous” or a “ pollutant ” or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance. (b)Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws]. (IF APPLICABLE) [Except for such commercially reasonable use by Tenant,] Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land. EXHIBIT F2

EX-10.6 60/64 7.Tenant hereby acknowledges that Landlord intends to [discuss action to be taken vis-a-vis Relying Party]. Tenant acknowledges the right of Landlord, Relying Party and any and all of Landlord’s present and future lenders and their successors and assigns to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any action taken by such parties will be made and entered into in material relianceon this Certificate.8.Tenant hereby agrees to furnish Relying Party with such other and further estoppel as Relying Party may reasonably request. By: Name: Title: EXHIBIT F3

EX-10.6 61/64 EXHIBIT G MOVE-OUT CONDITIONS With respect to Section 18.9.2 of the Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear and damage by fire or casualty excepted. The following list is subject to Tenant’s obligation to surrender the Premises in the same condition as received (as determined during a joint inspection of the Premises conducted by Landlord and Tenant prior to any entry onto the Premises by Tenant or any Tenant Party) and is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive. Notwithstanding the foregoing, in the event Tenant fails to arrange such joint inspection and/or fails to participate in such inspection, then Landlord’s sole inspection of the Premises conducted prior to any entry onto the Premises by Tenant or any employee, agent or contractor of Tenant shall be conclusively deemed correct for purposes of determining Tenant’s surrender obligations and responsibility for repairs and restoration. 1. All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed. 2. All truck doors and dock levelers shall be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted tomatch the building standard. 3. All structural steel columns in the warehouse and office shall be inspected for damage. Repairs of this nature should be pre-approved by theLandlord prior to implementation. 4.Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out. Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition. 5.All holes in the sheetrock walls should be repaired prior to move-out. 6. The carpets and vinyl tiles should be in a clean condition and should any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition. 7. Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises. 8. The warehouse should be in a clean condition with all inventory and racking removed and the warehouse floor mechanically cleaned if necessary. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery /equipment is removed, the electrical lines should be properly terminated at the nearest junction box. 9.All exterior windows with cracks or breakage should be replaced. EXHIBIT G

EX-10.6 62/64 10. The Tenant shall provide to Landlord the keys for all locks on the Premises, including front doors, rear doors, and interior doors. 11. Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the Premises, such as the addition of office areas. Landlord retains the right to have the Tenant remove any Alterations at Tenant’s expense. 12. All electrical systems should be in good working order, including the water heater. Faucets and toilets should not leak. 13. All plumbing fixtures should be in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out. 14.All dock bumpers must be left in place and well secured. EXHIBIT G2

EX-10.6 63/64 EXHIBIT H STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS1. Permitted Hazardous Materials .. The terms and provisions of this Exhibit shall be in addition to, and not in limitation of, the terms and provisions of the Lease. Tenant has requested Landlord’s consent to store and use the Hazardous Materials listed below in its business at, or in connection with, the Premises (the “Permitted Hazardous Materials”), in the maximum quantities and for the specific purpose otherwise set forth across from each such listed item: Hazardous Material Maximum Quantities Specified Use All Hazardous Materials shall be in their original sealed and unopened containers, not subject to repackaging, and without imminent risk of a release. The rights set forth herein are limited to storage and use only, not generation at the Premises, and all Hazardous Materials shall be stored inside the Building on concrete or other impervious surface (and shall not be racked) with secondary containment where required or prudent. Tenant shall not allow or permit any Hazardous Materials to be disposed of in such a way as to result in the discharge of such Hazardous Materials into the sewage or storm water systems serving the Building or the Project. Further, Tenant shall implement all appropriate risk control measures, including, without limitation, proper ventilation, adequate fire prevention and protection equipment and protocols, and other safety measures as may be required under Applicable Laws or recommended in accordance with best industry practices, in connection with the Permitted Hazardous Materials. Notwithstanding anything to the contrary herein or at law. Tenant shall ensure that any Hazardous Materials on the Premises will EXHIBIT H

EX-10.6 64/64 be received, maintained, treated, stored, used, and disposed of in a manner consistent with good engineering practice and in compliance with all Environmental Laws and the standards established by the National Fire Protection Association. Notwithstanding anything herein to the contrary, no battery acid shall be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed of, or used on, under, or about the Premises. Furthermore, Tenant expressly acknowledges and agrees that it shall (i) maintain a plan regarding Hazardous Material waste management, including the planned response steps Tenant shall take to inspect for, detect, minimize, and mitigate any release of Hazardous Materials (the “Management Plan”) and will supply Landlord with a copy of the Management Plan no later than the Commencement Date, and (ii) follow the best management practices established by the environmental regulatory agency(ies) having jurisdiction over the Project. 2. No Current Investigation .. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.3. Notice and Reporting .. Tenant shall immediately notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises. All reporting obligations imposed by Environmental Laws are strictly the responsibility of Tenant. Tenant shall supply to Landlord within five (5) Business Days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant’s use of the Premises. 4. Indemnification. Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the use of the Hazardous Materials or the breach of Tenant’s obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the use of Hazardous Materials without regard to the fault or negligence of Tenant. 5. Disposal Upon Lease Termination .. At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof which are located at the Premises as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s use of the Premises; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues, which are located at the Premises as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s use of the Premises; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Laws and to the satisfaction of Landlord. Landlord’s satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder. [REMAINDER OF PAGE INTENTIONALLY BLANK] EXHIBIT H2